                         BROBECK, PHLEGER & HARRISON LLP
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019


                                November 10, 1999


HotJobs.com, Ltd.
24 West 40th Street, 14th Floor
New York, New York 10018


                  Re: HotJobs.com, Ltd. Registration Statement on Form S-1 for 600,000 shares of Common Stock


Ladies and Gentlemen:

         We have acted as counsel to HotJobs.com, Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 10, 1999 pursuant to Rule 462(b) promulgated under the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale of up to 600,000 shares of the Company's common stock, par value $0.01 per share (the "Shares").

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

HotJobs.com, Ltd.                                              November 10, 1999
                                                                          Page 2


         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP